SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2004

V. I. TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24241	11-3238476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

134 Coolidge Avenue

Watertown, Massachusetts 02472

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 926-1551

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On December 10, 2004, V.I. Technologies, Inc. (“Vitex” or the “Company”) announced its intention to file a registration statement with the Securities and Exchange Commission for a shareholder rights offering of its common stock with a maximum value of approximately $5.5 million. Although the detailed terms of the rights offering have not yet been determined, Vitex will offer shares of its common stock to its shareholders at $0.20 per share, which is the same price per share as in the private placement announced on December 10, 2004. The shareholder rights offering is planned to commence in early 2005 and is subject to the closing of the merger with Panacos Pharmaceuticals, Inc.

The Company plans to file a registration statement for the rights offering in early 2005 and will update shareholders at that time as to the detailed terms of the offering.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Exhibit
99.1	Press Release of V.I. Technologies, Inc. dated December 10, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V. I. TECHNOLOGIES, INC.

Dated: December 10, 2004
	By:	/s/ Thomas T. Higgins
Thomas T. Higgins,
Chief Financial Officer and Executive Vice
President, Operations

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release of V.I. Technologies, Inc. dated December 10, 2004